UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 12, 2013

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30 CORPORATE DRIVE, SUITE 200 BURLINGTON, MASSACHUSETTS 01803-4238
_______________________________________________
(Address of principal executive offices) (Zip Code)

      (781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On November 18, 2013, CIRCOR International, Inc. (the “Company”) announced that Rajeev Bhalla, 50, has been named to the position of Executive Vice President and Chief Financial Officer, effective December 2, 2013.  Mr. Bhalla will assume the position from Frederic M. Burditt, who announced his intention to retire from the Company on July 31, 2013.

Prior to joining the Company, Mr. Bhalla served as Vice President, Finance and Chief Financial Officer for Sikorsky Aircraft Corporation since May 2012.  He joined Sikorsky from United Technologies’ Pratt & Whitney division where he had served as Vice President and Chief Financial Officer since 2005 and was responsible for all financial operations worldwide. Prior to that, Mr. Bhalla served as Vice President and Corporate Controller for Lockheed Martin Corporation and as a partner with Price Waterhouse, serving large multinational, technology and middle-market clients in a variety of industries.  He holds a Bachelors of Business Administration - Magna Cum Laude from the University of Massachusetts, and is a Certified Public Accountant.  In addition, Mr. Bhalla is a member of the American Institute of CPAs and the Massachusetts and Connecticut Society of CPAs.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Bhalla and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Bhalla and the Company that would be required to be reported.

(e)

Material Compensatory Terms

In connection with the retention of Mr. Bhalla, the Company has agreed to the following effective upon the commencement of Mr. Bhalla’s employment with the Company.

Cash Compensation

Mr. Bhalla’s initial annual base salary will be $465,000. Mr. Bhalla will participate in the Company’s Short-Term Incentive Plan (the “STI Plan”), with a target bonus opportunity for the Company’s fiscal year 2014 equal to 70% of base salary. Under the STI Plan, depending on the Company’s performance, the bonus may exceed the target bonus opportunity if targets and objectives are surpassed.

Sign-On Bonus

Mr. Bhalla will be paid a sign-on bonus equal to $325,000, $100,000 of which will be paid during the first payroll period after January 1, 2014. The remaining $225,000 shall be paid at such time as the Company makes bonus payments to its other executives under the STI Plan for the 2013 fiscal year.  Mr. Bhalla must repay the sign-on bonus if he terminates his employment without Good Reason before December 2, 2015.

Long-Term Incentives

Mr. Bhalla will participate in the Company’s Long-Term Incentive Plan (the “LTI Plan”), with an initial target level for the Company’s fiscal year 2014 equal to 130% of base salary.

Other Employment Benefits

The Company will provide Mr. Bhalla with a monthly car allowance of $1,000 and also reimburse him for up to $6,000 annually for tax and financial planning services during his employment. The Company will also pay Mr. Bhalla’s qualifying relocation expenses up to $125,000 under a separate relocation agreement.

Stock Option and Restricted Stock Unit Inducement Awards

Stock Options

Upon commencement of Mr. Bhalla’s employment, the Company will grant Mr. Bhalla a stock option inducement award in connection with him agreeing to join the Company. The number of shares subject to the stock option will be 100,000 with an exercise price equal to the fair market value on the date of grant.

The option will have a ten-year term and will vest with respect to 25,000 shares if the Company stock trades at or above $87.50 per share, 50,000 shares (cumulatively) if Company stock trades at or above $100.00 per share, 75,000 shares (cumulatively) if Company stock trades at or above $112.50 per share, and 100,000 shares (cumulatively) if Company stock trades at or above $125.00 per share.  Achieving a stock price vesting threshold requires that the Company’s stock trade at a given price for at least sixty consecutive trading days. Any portion of the option which does not vest by the fifth anniversary of the grant date (the “Expiration Date”) will be forfeited.

Each tranche of vested options will be exercisable in accordance with the following terms: (i) 25% upon vesting, (ii) 50% upon the first anniversary of vesting and (iii) 100% upon the second anniversary of vesting; provided however that in all events the vested portion of the option shall become fully exercisable upon the fifth anniversary of the grant date, in each case if Mr. Bhalla is then employed with the Company.

If Mr. Bhalla terminates employment for any reason before the option is fully vested, the unvested portion will be immediately forfeited. If the Company terminates Mr. Bhalla’s employment without Cause, or if Mr. Bhalla terminates employment due to death or Disability, or with Good Reason (each as will be defined in the Stock Option Inducement Award Agreement), he will be entitled to exercise any vested options for three months following his termination of employment. If his employment terminates for any other reason, his vested options will be immediately forfeited. If the Company experiences a “Sale Event” (as defined in the Equity Plan), before the fifth anniversary of the grant date, the unvested portion of the option will vest based on the per-share consideration paid in the Sale Event.

Restricted Stock Units

Upon commencement of Mr. Bhalla’s employment, the Company will grant Mr. Bhalla a time-based restricted stock unit inducement award in connection with him agreeing to join the Company.  The number of restricted stock units (“RSUs”) to be granted will equal $1,500,000 divided by the per share price of the Company’s stock at the close of business on the grant date.  The RSUs will vest 50% on the first anniversary of the grant date and the remaining 50% will vest on the second anniversary of the grant date.

Severance Agreement

It is expected that Mr. Bhalla and the Company will enter into a Severance Agreement (the “Severance Agreement”). The Severance Agreement will entitle Mr. Bhalla to the following severance benefits if he terminates his employment for Good Reason or the Company terminates his employment other than For Cause or death or Disability (each as will be defined in the Severance Agreement) prior to a Change of Control (as will be defined in the Executive Change of Control Agreement discussed below):

(i) a lump sum payment equal to his base salary and target short-term incentive bonus opportunity in effect during the fiscal year in which the termination occurs; and

(ii) if Mr. Bhalla elects continued coverage under the Company’s medical and dental plans, the Company would continue paying for such coverage in the same proportion it did on the date of Mr. Bhalla’s termination for up to twelve months following termination.

In order to receive the benefits described in (i) and (ii) above, Mr. Bhalla must execute a general release of claims in a manner satisfactory to the Company within 21 days of his employment termination. Mr. Bhalla will also agree to comply with non-competition and non-solicitation provisions lasting for the term of his employment and twelve months afterwards as consideration for the benefits under the Severance Agreement.

Executive Change of Control Agreement

It is expected that Mr. Bhalla and the Company will enter into an Executive Change of Control Agreement (the “Change of Control Agreement”). The Change of Control Agreement will entitle Mr. Bhalla to the following benefits if he terminates his employment for Good Reason or the Company terminates his employment without Cause within twelve months following a Change of Control (as each such term will be defined in the Change of Control Agreement):

(i) a lump sum payment equal to two times the sum of his then-current base salary and target short-term incentive bonus; and

(ii) for a two year period following employment termination, the Company will pay health insurance premiums in an amount necessary for Mr. Bhalla, his spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to his employment termination.

In addition, all of Mr. Bhalla’s unvested equity awards (other than the inducement stock options) will immediately vest and become exercisable (in the case of stock options and other stock-based awards) on a Change of Control regardless of whether Mr. Bhalla’s employment is terminated. With respect to the performance-based stock option inducement award discussed above, upon a Change of Control, the stock options subject to such award will only vest to the extent as set forth in the award agreement.

If the total benefits payable to Mr. Bhalla under the Change of Control Agreement, when reduced by income, employment and change in control excise taxes under Section 4999 of the Internal Revenue Code, would be less than the benefits he would receive if no excise taxes were imposed, the benefits will be reduced to a level where no excise taxes will be imposed. Otherwise, he will receive all payments due under the Change of Control Agreement.

Mr. Bhalla will agree to comply with non-competition and non-solicitation provisions lasting for the term of his employment and twelve months afterwards as consideration for the benefits under the Change of Control Agreement.

The Change of Control Agreement will have an initial one-year term and automatically renew for successive one-year terms each anniversary beginning on the first anniversary of the date of the agreement, unless either the Company or Mr. Bhalla provide notice to the other that it does not wish to extend the Change of Control Agreement at least 90 days before the initial term or any successive term expires.

Indemnification Agreement

It is expected that Mr. Bhalla and the Company will enter into the Company’s standard form of indemnification agreement, which is attached to the Company’s Form 10-K as Exhibit 10.12 (“Exhibit 10.12”) filed with the Securities and Exchange Commission on March 12, 2003 and incorporated herein by reference. The following summary of the indemnification agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.12.

The indemnification agreement provides, to the fullest extent permitted by Delaware law, indemnification against all Expenses and Liabilities incurred in any Proceeding (other than a Proceeding initiated by the Company) arising by reason of Mr. Bhalla’s Corporate Status (each term, as defined in the indemnification agreement). In addition, the indemnification agreement provides that the Company will pay in advance of a final disposition of a claim related expenses as and when incurred by the indemnitee.

Item 7.01.  Regulation FD Disclosure.

On November 18, 2013, the Company issued a press release regarding the appointment of Mr. Bhalla as the Company’s Executive Vice President and Chief Financial Officer, effective December 2, 2013.  Furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Press Release.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                   Description

99.1                                Press Release Issued by the Company on November 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.

By: /s/ Alan J. Glass
Date: November 18, 2013	Name: Alan J. Glass
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.                    Description

99.1                                Press Release Issued by the Company on November 18, 2013